Exhibit 99.1
CATALYTICA ENERGY SYSTEMS, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints Robert W. Zack and Richard M. Weinroth, and each of them, proxies of the undersigned, each with full power of substitution, to vote all the shares the undersigned is entitled to vote at the special meeting of stockholders of Catalytica Energy Systems, Inc. to be held at its headquarters, 301 West Warner Road, Suite 132, Tempe, Arizona 85284, at [ ]:00 [ ].m., local time on [___], 2007, and any postponements or adjournments thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED TO ADOPT THE CONTRIBUTION AND MERGER AGREEMENT. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
(THIS PROXY IS CONTINUED ON THE REVERSE SIDE
PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

▲ FOLD AND DETACH HERE ▲

Please mark your vote as indicated in the example	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1
1.	Approve and adopt the Contribution and Merger Agreement, dated May 8, 2007, by and among Catalytica Energy Systems, Inc., Renegy Holdings, Inc., Snowflake Acquisition Corporation, Renegy, LLC, Renegy Trucking, LLC, Snowflake White Mountain Power, LLC, Robert M. Worsley, Christi M. Worsley and The Robert M. Worsley and Christi M. Worsley Revocable Trust.

FOR	AGAINST	ABSTAIN
☐	☐	☐
The above proposal is described in greater detail in the accompanying proxy statement/prospectus.

I will attend the special meeting in person.	YES ☐	NO ☐

Signature	Date

Signature	Date

NOTE:	Please sign exactly as your name or names appear(s), date and return this proxy card promptly in the enclosed envelope whether or not you plan to attend the special meeting. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity please give your full title(s) under the signature(s).
***IF YOU WISH TO VOTE BY TELEPHONE OR BY THE INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

▲ FOLD AND DETACH HERE ▲
YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		OR	TELEPHONE		OR	MAIL

http://www.[_____].com			1-xxx-xxx-xxxx

•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

Catalytica encourages you to take advantage of a convenient way to vote your shares. If voting by proxy, you may vote by mail or choose one of the other methods described above. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow the instructions above.
PLEASE DO NOT RETURN YOUR PROXY CARD IF YOU VOTED BY PHONE OR INTERNET.